UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014 (November 5, 2014)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	0-26176 (Commission File Number)	88-0336997 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

DISH DBS CORPORATION

(Exact name of registrant as specified in its charter)

COLORADO (State or other jurisdiction of incorporation)	333-31929 (Commission File Number)	84-1328967 (IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 5, 2014, DISH Network Corporation (“DISH Network”) announced that its subsidiary, DISH DBS Corporation (“DISH DBS”), priced $2 billion aggregate principal amount of 10-year, 5.875% Senior Notes due 2024 (the “Notes”). The Notes will mature on November 15, 2024. Interest on the Notes will be paid on May 15 and November 15 of each year, commencing on May 15, 2015. The net proceeds of the offering are intended to be used for general corporate purposes, including refinancing of indebtedness.

DISH DBS placed the Notes in a private placement under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Certain statements incorporated by reference in this Current Report on Form 8-K may be forward-looking statements, which may involve a number of risks and uncertainties that could cause actual events or results to differ materially from those described.  Neither DISH Network nor DISH DBS undertakes any obligation to update forward-looking statements.

See Press Release, dated November 5, 2014, “DISH Network Places Offering of $2 Billion in Senior Notes,” attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press Release “DISH Network Places Offering of $2 Billion in Senior Notes” dated November 5, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION DISH DBS CORPORATION

Date: November 6, 2014	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit 99.1                           Press Release “DISH Network Places Offering of $2 Billion in Senior Notes” dated November 5, 2014